                                                                    EXHIBIT 21.1



                                 SUBSIDIARIES OF
                      FAIR, ISAAC AND COMPANY, INCORPORATED


Name of company and name                                    Jurisdiction of incorporation
under which it does business                                       or organization
----------------------------                                -----------------------------
    Fair, Isaac International Corporation(1)                   California

    Risk Management Technologies(1)                            California

    Data Research Technologies(1)                              Minnesota

    Lindaro Office Park, Inc.(1)                               California

    Fair, Isaac International Germany Corporation(2)           California

    Fair, Isaac International Canada Corporation(2)            California

    Fair, Isaac International UK Corporation(2)                California

    Fair, Isaac International Japan Corporation(2)             California

    Fair, Isaac International Ltd(2)                           England

    Fair, Isaac International France Corporation(2)            California

    Fair, Isaac International Mexico Corporation(2)            California

    Fair, Isaac International Spain Corporation(2)             California

    Fair, Isaac Brazil, LLC(2)                                 Delaware

    Fair, Isaac Do Brasil Ltda.(3)                             Brazil

    Fair, Isaac UK Limited(2)                                  England

    HNC Software Inc.(1)                                       Delaware

    HNC Software International Inc.(4)                         Delaware

    HNC Software LLC (4)                                       Delaware

Footnotes:

    (1)    100% owned by Fair, Isaac and Company, Incorporated

    (2)    100% owned by Fair, Isaac International Corporation

    (3) 99% owned by Fair, Isaac International Corporation and 1% owned by Fair, Isaac Brazil, LLC

    (4)    100% owned by HNC Software Inc.


Revised 10-02